Exhibit 3.2

ARTICLES OF AMENDMENT OF

AMENDED AND RESTATED DECLARATION OF TRUST OF

FRT HOLDCO REIT

The undersigned, having been authorized by the Board of Trustees (the “Board”) of FRT Holdco REIT, a Maryland real estate investment trust (the “Company”), does hereby certify in accordance with the applicable provisions of Maryland law that:

FIRST: Effective as of 12:00 a.m. Eastern Standard Time on January 1, 2022, the declaration of trust of the Company shall be amended and restated (the “Amended and Restated Declaration of Trust”) as provided in the Articles of Amendment and Restatement filed by the Company with the Maryland State Department of Assessments and Taxation (the “MSDAT”) on December 8, 2021.

SECOND: Effective as of 12:00 a.m. Eastern Standard Time on January 1, 2022, pursuant to Articles of Merger filed with the MSDAT on December 8, 2021, the entity known as Federal Realty Investment Trust, a real estate investment trust formed in the State of Maryland on May 21, 1999, will change its name to “Federal Realty Interim Real Estate Investment Trust.”

THIRD: The Board has unanimously adopted resolutions to amend the Amended and Restated Declaration of Trust as hereinafter set forth and has declared that such amendment is advisable. The amendment set forth herein is limited to a change expressly authorized by Section 8-501(e)(2) of the Maryland REIT Law and Section 2-605 of the Maryland General Corporation Law to be made without action by the shareholders of the Company.

FOURTH: These Articles of Amendment shall be effective as of 12:01 a.m. on January 1, 2022.

Therefore, the Amended and Restated Declaration of Trust is hereby amended as follows.

1.	Article 1 – Name. Article I is hereby amended by deleting “FRT Holdco REIT” and replacing it with “Federal Realty Investment Trust.”

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed and executed in its corporate name by its duly authorized officer on this 8th day of December, 2021.

ATTEST:	FRT HOLDCO REIT

/s/ Darlene Hough	/s/ Dawn M. Becker
Name: Darlene Hough	Name: Dawn M. Becker
Title: Assistant Secretary	Title: Vice President-General Counsel and Secretary

THE UNDERSIGNED officer of FRT Holdco REIT hereby acknowledges in the name and on behalf of said real estate investment trust the foregoing Articles of Amendment to be the act of said real estate investment trust and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/ Dawn M. Becker
Dawn M. Becker, Vice President-General
Counsel and Secretary

Holdco Articles of Amendment